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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported): July 3, 1997


                     Commodore Environmental Services, Inc.
             (Exact name of registrant as specified in its charter)


         Delaware                      0-10054                   87-0275043
(State or other jurisdiction         (Commission              (I.R.S. Employer
      of incorporation)              File Number)            Identification No.)



150 East 58th Street, Suite 3400
New York, New York                                                      10155
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code: (212) 308-5800


--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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                           CURRENT REPORT ON FORM 8-K

                     COMMODORE ENVIRONMENTAL SERVICES, INC.

                                  July 3, 1997


Item 2. Acquisition or Disposition of Assets.

            Commodore Environmental Services, Inc., a Delaware corporation (the "Company"), has obtained effective control of Lanxide Corporation, a Delaware corporation ("Lanxide"), pursuant to the Voting Agreement, dated July 3, 1997, among Lanxide, certain of its stockholders and the proxyholders hereinafter named (the "Voting Agreement"), which was executed in connection with the transactions contemplated by the Securities Purchase Agreement, dated July 3, 1997, between the Company and Lanxide (the "Securities Purchase Agreement") described below. Pursuant to the Voting Agreement, stockholders of Lanxide who own 664,329 shares of common stock, par value $.01 per share, of Lanxide (the "Common Stock"), or 50.1% of the outstanding Common Stock, specifically: Bentley
J. Blum, Laura Utley, Samuel Blum, Suzanne Hannesson, Paul E. Hannesson, Marc S. Newkirk and Jon Paul Hannesson (collectively, the "Lanxide Stockholders"), granted proxies to Bentley J. Blum, Paul E. Hannesson, David L. Mitchell, Herbert A. Cohen and Kenneth L. Adelman (each of whom is a member of the Board of Directors of the Company), to vote all shares of Common Stock held by each Lanxide Stockholder until December 31, 1998. Messrs. Blum and Hannesson are also members of the Board of Directors of Lanxide and together own approximately 63% of the outstanding shares of common stock, par value $.01 per share, of the Company. Samuel Blum is the father of Bentley J. Blum, and Suzanne Hannesson and Jon Paul Hannesson are the spouse and son, respectively, of Paul E. Hannesson.

            Pursuant to the Securities Purchase Agreement, the Company agreed to purchase up to $25 million of Lanxide's Series G Preferred Stock (the "Series G Stock") as follows: (i) on July 3, 1997, the Company purchased 10,000 shares of Series G Stock for a purchase price of $1.0 million in cash; (ii) on July 28, 1997, the Company will purchase 10,000 shares of Series G Stock for $1.0 million in cash; (iii) if prior to August 27, 1997, the Company receives $10.5 million in financing, the Company will purchase 85,000 shares of Series G Stock to be paid in the form of (x) $4.0 million in cash and (y) the cancellation of Lanxide's outstanding indebtedness to the Company and its 69.3%-owned subsidiary, Commodore Applied Technologies, Inc., in the amount of $4.5 million. In addition, Lanxide issued a Warrant (the "Warrant") to the Company for the purchase of 250,000 shares of Series F Preferred Stock of Lanxide (the "Series F Stock") at an exercise price of $100 per share, which Warrant may be exercised, in part, by the exchange of shares of Series G Stock for a like number of Series F Stock. The amount and nature of the consideration paid, and to be paid, by the Company for such securities was determined as a result of arm's-length negotiations among representatives of the Company and Lanxide and certain of the Lanxide Stockholders.

            The Series G Stock is not convertible and is not entitled to vote or to receive dividends. The Series G Stock may be redeemed by Lanxide after December 31, 1998 to the extent such shares have not been used to exercise the Warrant.

            The terms of the Series F Stock include, among other things, (a) the right to convert the Series F Stock into shares of Common Stock at a rate, subject to adjustment, of 13.5 shares of Common Stock for each share of Series F Stock; (b) a mandatory conversion by the holders upon certain events, including the sale by Lanxide of at least $10 million of Lanxide securities in a private placement prior to the time that (x) the Company exercises at least $10 million of the Warrant or (y) the Company purchases all 105,000 shares of Series G Stock; and (c) the right to elect four of the seven members of the Board of Directors of Lanxide.

            Lanxide is entitled to terminate the Securities Purchase Agreement if it receives alternative superior financing prior to the purchase by the Company of all 105,000 shares of Series G Stock. Upon such termination,


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Lanxide must pay the Company the greater of $300,000 or the Company's expenses incurred in connection with the transaction contemplated by the Securities Purchase Agreement. In addition, if (x) the Company has not purchased all 105,000 shares of Series G Stock, (y) a Liquidity Event (as defined in the Certificate of Designations relating to the Series F Stock) has occurred or (z) Lanxide has received alternative superior financing, then Lanxide may redeem the unexercised portion of the Warrant for $.001 per warrant share.

            In accordance with the Securities Purchase Agreement, on July 7, 1997, the Board of Directors of Lanxide expanded the number of its Board members to seven and elected Messrs. Michael D. Fullwood, the Senior Vice President, Chief Financial and Administrative Officer, Secretary and General Counsel of the Company, and William R. Toller, a director of the Company's subsidiary Commodore Separation Technologies, Inc., to fill the newly created directorships. In addition, the Board of Directors of Lanxide appointed Mr. Toller to the position of Vice Chairman of Lanxide, in which capacity he will supervise Lanxide's President and Chief Executive Officer and the Senior Vice President, Chief Financial and Administrative Officer and General Counsel. The Board of Directors of Lanxide also appointed Mr. Fullwood to the position of Senior Vice President, Chief Financial and Administrative Officer and General Counsel of Lanxide, in which capacity Mr. Fullwood will supervise Lanxide's Treasurer, Controller and Vice President-Administration.

            Assuming (i) the investment by the Company of the full $25 million pursuant to the Securities Purchase Agreement, (ii) the subsequent conversion of all shares of Series F Stock into Common Stock, (iii) no exercise of any currently outstanding options or warrants to purchase Common Stock and (iv) no conversion of any outstanding shares of Lanxide's Series A Preferred Stock, then as of July 3, 1997, on a pro forma basis, the Company beneficially owns 85.9% of the outstanding Common Stock, which includes (a) the Warrant to purchase 250,000 shares of Series F Stock, which are convertible into 3,375,000 shares of Common Stock, and (b) 664,329 shares of Common Stock, which the current members of the Board of Directors of the Company are entitled to vote pursuant to the Voting Agreement.

            The information set forth above is qualified in its entirety by reference to the Securities Purchase Agreement and the exhibits annexed thereto, which are filed with this Current Report on Form 8-K as Exhibit 99.1.


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Item 7. Financial Statements and Exhibits.

      (a)   Financial statements of business acquired:

            In accordance with Item 7(a), the financial statements of Lanxide Corporation shall be provided not later than September 16, 1997.

      (b)   Pro Forma financial information:

            In accordance with Item 7(b), the pro forma financial information shall be provided not later than September 16, 1997.

      (c)   Exhibits:

            99.1 Securities Purchase Agreement, dated July 3, 1997, between Lanxide Corporation and Commodore Environmental Services, Inc., together with exhibits thereto.

            99.2 Voting Agreement, dated July 3, 1997, among the Proxyholder (as defined therein), Lanxide Corporation and stockholders set forth in Exhibit A thereto. Incorporated by reference to Exhibit C to the Securities Purchase Agreement filed as
                  Exhibit 99.1 to this Report.


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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        COMMODORE ENVIRONMENTAL SERVICES, INC.


                        By: /s/ Michael D. Fullwood
                           -----------------------------------------------------
                           Michael D. Fullwood
                           Senior Vice President, Chief Financial and
                           Administrative Officer, Secretary and General Counsel


Dated: July 15, 1997


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                                  EXHIBIT INDEX


      Exhibit Number                      Description
      --------------                      -----------

           99.1 Securities Purchase Agreement, dated July 3, 1997, between Lanxide Corporation and Commodore Environmental Services, Inc., together with exhibits thereto.

           99.2 Voting Agreement, dated July 3, 1997, among the Proxyholder (as defined therein), Lanxide Corporation and stockholders set forth in Exhibit A thereto. Incorporated by reference to Exhibit C to the Securities Purchase Agreement filed as
                  Exhibit 99.1 to this Report.